Exhibit 99.1
FINAL TRANSCRIPT
SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
Event Date/Time: Jun. 30. 2011 / 9:00PM GMT

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
CORPORATE PARTICIPANTS
Liz Sharp
Smith & Wesson Holding Corp — VP, IR
Mike Golden
Smith & Wesson Holding Corp — CEO and President
James Debney
Smith & Wesson Holding Corp — President, Firearms Division
Barry Willingham
Smith & Wesson Holding Corp — President, USR Perimeter Security Division
Jeff Buchanan
Smith & Wesson Holding Corp — EVP, CFO, Treasurer
CONFERENCE CALL PARTICIPANTS
Cai von Rumohr
Cowen and Company — Analyst
Reed Anderson
D.A. Davidson & Co. — Analyst
Lisa Brozewicz
KeyBanc Capital Markets — Analyst
Jim Barrett
CL King & Associates — Analyst
David Kelly
Avondale Partners — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the fourth-quarter and full-year fiscal 2011 conference call. My name is Jennifer and I will be your operator for today.
At this time all participants are in listen-only mode and later we will conduct a question-and-answer session. (Operator Instructions)
I would now like to turn the conference over to your host for today Ms. Liz Sharp, Vice President of Investor Relations. Please proceed.
Liz Sharp — Smith & Wesson Holding Corp — VP, IR
Thank you and good afternoon. Before we begin the formal part of our presentation, let me tell you that what we are about to say as well as any questions we may answer could contain predictions, estimates and other forward-looking statements.
Our use of words like anticipate, project, estimate, expect, forecast and other similar expressions is intended to identify those forward-looking statements. Forward-looking statements include measures such as backlog which typically contain orders that are shippable over multiple quarters and in some cases are subject to cancellation until shipped.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
Any forward-looking statements that we might make represent our current judgment on what the future holds. As such, those statements are subject to a variety of risks and uncertainties.
Important risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings including our Forms S-3, 8-K, 10-K and 10-Q. I encourage you to review those documents.
A replay of this call can be found on our website later today at www.smith-wesson.com. This conference call contains time-sensitive information is accurate only as of the time hereof.
If any portion of this presentation is rebroadcast, retransmitted or redistributed at a later date, we will not be reviewing or updating the material content herein. Our actual results could differ materially from these statements.
Our speakers on today’s call are Mike Golden, President and CEO; Jeffrey Buchanan, our Chief Financial Officer; James Debney, President of our Firearms Division; and Barry Willingham, President of our Security Solutions Division. With that, I’ll turn the call over to Mike.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Thank you, Liz, and thanks, everyone, for joining us. Fiscal 2011 provided us with a variety of successes as well as challenges.
While fiscal 2011 revenue was slightly lower compared with fiscal 2010, we believe the decline largely reflected firearms sales returning to more normal levels in the first half of the year versus the surge that occurred after the presidential election. In firearms which represents 87% of our annual revenue, we completed the year with record fourth-quarter sales, record production levels, and record units shipped. These achievements represent growth across nearly all firearms product lines.
As we close fiscal 2011, our strong product line provided growth drivers for our firearms business. In response to the ongoing consumer shift towards smaller concealed carry handguns, we expanded our offerings in the segment during the year.
We’re benefiting from that trend. Overall, our success in building high quality innovative firearm products that meet consumer preference is reflected in the 153% increase in our backlog over Q3 levels.
With our firearm business running at record production levels at year-end and the consolidation of our Thompson/Center Arms operations into our Springfield, Massachusetts headquarters underway; we remain focused on adding flexible manufacturing capacity and implementing lean initiatives. These actions are aimed at increasing shippable product and improving margins in fiscal 2012.
Our recent rebranding of the Security Solutions Division under the globally recognized Smith & Wesson brand is being well received. However the operating environment for this business remains challenging.
Lower levels of government funding and corporate capital spending as well as the presence of price focused competition remain near-term factors. In response, our efforts have centered on reducing cost as well as developing and deploying new products to address broader market needs. Our focus will remain on increasing revenue and improving profitability.
With that, I will now turn the call over to James Debney for some operational highlights in our Firearms Division. James?

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
James Debney — Smith & Wesson Holding Corp — President, Firearms Division
Thank you, Mike. Firearm revenue for fiscal 2011 was $342.2 million compared with $357.9 million a year ago, a decline of 4.4%. Revenue for the first six months of fiscal 2011 was down compared to the prior year which included the end of an industrywide surge in consumer firearm sales. By mid-fiscal 2011 however, our year-over-year firearm revenue growth resumed.
During the fourth quarter, revenue grew by 12.7% over last year to a record $102 million. This significant growth occurred across nearly all product lines and was driven by BODYGUARD 380 pistols, polymer framed pistols and modern sporting rifles which are also referred to as tactical rifles.
Along with record sales for the quarter, we also had record production levels, a result of capacity expansion both internally and with our supplier base. Sequentially, our quarter revenue grew by $22 million or 28% versus the third quarter this year.
While all product lines increased significantly on a sequential basis, noteworthy were our strong modern sporting rifles sales which were up $7.4 million or 96% and which reflected the launch of our M&P15 sport rifle.
To support the sales growth during the quarter that exceeded our production capacity, we drew approximately $4.6 million from our finished goods inventory and approximately $7 million from Walther’s finished goods inventory in Germany. As a result of this inventory drawdown, we ended the quarter with suboptimal inventory carrying levels internally and within our supply chain.
Consumer sales of $90 million in the fourth quarter were 17% higher than last year and were nearly 90% of our firearm revenue. Our sales unit growth for the quarter was even stronger at 34.5%.
This result compares favorably with adjusted mixed unit data which shows an increase in background checks of nearly 15% for the same period. When combined with market information we receive each month from an independent third party source, we believe that we have maintained our position as the leader in both the handgun and modern sporting rifle categories which accounted for 85% of our Q4 firearm revenue.
The professional user community is strategically important to us as we believe it enhances our ability to grow market share in the consumer channel. The professional markets include international, federal government, and law enforcement and together they accounted for approximately 10% of our total Firearm Division revenue in Q4.
Sales into the international channel increased by just under $1 million compared to Q4 last year resulting primarily from our sale of M&P pistols to the Victoria police in Australia. In our law enforcement and federal government channels, sales declined by $2.7 million or about 28% compared to the same quarter last year.
Orders this quarter included the Albuquerque police and the Dekalb County Sheriffs Department. We believe that much of the law enforcement market continues to suffer from constrained budgets.
During the fourth quarter our firearm backlog grew to nearly $187 million, a sequential increase of nearly $113 million versus the third quarter and nearly $79 million higher than at the end of the previous fiscal year. The backlog increase came largely from the consumer channel and reflects a combination of new products and strategically priced repositioned products.
It is comprised primarily of orders for our BODYGUARD 380s, our SIGMA and M&P full-size polymer pistols and new GOVERNOR revolvers, our VENTURE bolt-action rifles and our new M&P15 sport rifles. A majority of the backlog represents orders which can ship immediately as inventory becomes available. However, there is a significant portion that ships to dates which are specified by the customer and these dates span our entire fiscal year.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
As a reminder, backlog in firearms is always at risk of being canceled until shipped. We continue to take the necessary steps to address the demand that currently exceeds our production capacity.
During the latter part of fiscal 2011, we invested nearly $4 million in equipment to continue the expansion of our production capacity. We expect to spend an additional $6 million in fiscal 2012.
Deployment of this equipment will take place during the first half of the fiscal year with the full benefit being felt by the beginning of the third quarter. This additional capacity will provide manufacturing flexibility which can be used to provide a variety of products including those which are featured in our backlog.
It will also allow us to launch new products during the year without compromising our ability to support demand of existing products. We are also gaining capacity through the strategic sourcing of a number of components from our supplier base.
In fiscal 2012, we will continue to focus on driving increases in operating efficiency by enhancing our lean (inaudible) program. We recently hired a seasoned executive to head up this function.
He will be working with all areas of our business to lead process improvement initiatives designed to enhance our overall performance. We have completed the first phases of our Thompson/Center Arms consolidation to Springfield.
The move should conclude in November as planned and on budget and we are confident that the consolidation will benefit gross margins over the long term for both Thompson/Center and Smith & Wesson products. Turning now to military opportunities, there are several of these that we are either actively pursuing or monitoring.
In the rifle category, an RFP has been released for the bolt carrier assembly under the M4 Product Improvement Program. This is an upgrade to the existing rifle. We will submit our proposal later this summer.
Also in the rifle category, we continue to review the draft RFP for an individual carving replacement competition and expect to see a final RFP this summer. It is important to note that the individual carving competition is to fund the competition only and unlike the bulk carrier assembly RFP does not include a guaranteed sale. Following the competition, the results will be reviewed in comparison to the current fielded weapon system with a decision to follow.
While these are all positive indicators, I have said before that military programs are long time horizons. We will continue to closely monitor the situation including any future solicitation for the M4 rifle and any activity related to a replacement for the M9 pistol and we will respond accordingly. At this point, I would like to turn the call back to Mike.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Thank you, James. I will now turn the call over to Barry Willingham for an update on our Security Solutions business. Barry?
Barry Willingham — Smith & Wesson Holding Corp — President, USR Perimeter Security Division
Thanks, Mike. Fiscal 2011 proved a challenging year for Security Solutions marked by constrained capital budgets across our government and corporate client base and a step up in price focus competition.
In response, we took those actions that we believe will best position the business for longer-term success. This does include our recent rebranding under the Smith & Wesson name and expansion of our product portfolio to strengthen our position with existing customers and address a broader segment of the market and a focus on reducing our operating expenses.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
In the fourth quarter, total Security Solutions revenue was just over $10 million. Of that, 70% represented military, federal and state government sales with the balance coming from corporate clients.
During the quarter, we received contracts from a new agency in the federal sector as well as contracts from three new corporate clients in the technology and banking sectors. Backlog for the period increased by about $1.6 million to $20.6 million.
Our decision to rebrand our business to Smith & Wesson Security Solutions has proven to be very beneficial. We have noted a measurable improvement in customer awareness, interest level and inquiries.
Most importantly, our Smith & Wesson name is opening doors for our sales personnel, the necessary first step to winning business. We’ve taken a number of steps to reduce the operating expenses wherever possible.
Our primary goal is to deliver profitability. We recently right-sized our organization and consolidated our personnel into a single facility. This delivered both cost reduction and an improvement in our efficiency and responsiveness to customers.
Now turning to the current environment, security plan approvals for sites affected by CFATS regulations continue to emerge slowly. In the interim, we see an adoption of CFATS regulations with a few customers and that activity is generating some opportunity with sites that we’ve been working with for the last 18 months.
In addition, corporate clients have shown moderate increases in committed fundings towards security upgrades, primarily in the high-end technology and financial business sectors. Our past growth came largely from the military market and our positive performance at these facilities provided contracts that yielded as much as 75% of our past revenue.
However, over the last year, including the most recent federal budget reductions, the opportunities for security upgrades in this sector have been significantly restricted. Outside of the two sizable programs that are in the RFP stage currently projected for award in our fiscal 2012, the military sector remains relatively quiet with regards to projects and funding.
Outside the military, we do see opportunities in the federal government market for projects which include perimeter security products that we have historically offered only as a reseller. Therefore we are optimistic that our newer product offerings will help grow our share of that business.
As we proceed through fiscal 2012, our focus remains clear. We must continue to develop our product portfolio, allowing us to tailor our current solutions to broader requirements in the current market. In addition, we must maintain tight cost controls and seek profitability as we pursue new business armed with our powerful Smith & Wesson brand.
Back to you, Mike.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Thank you, Barry. We will now turn the call over to Jeff Buchanan for our financial overview. Jeff?
Jeff Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer
Thanks, Mike. Fourth-quarter revenue was $111.8 million, a 7.7% increase over the prior year with revenue increasing 12.7% and firearms declining 25.6% in Security Solutions. Firearm revenue exceeded the top end of our guidance and Security Solutions revenue was within our guidance.
Full-year revenue of just over $392 million was at the top end of our guidance but is a 3.4% decline over fiscal year 2010. Fourth-quarter gross margins were 30.2% above the top end of our guidance.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
Our fourth-quarter gross margin was favorably impacted by several factors in firearms including increased efficiencies as a result of running the manufacturing facility at full capacity. Our fourth-quarter gross margin was about one percentage point below last year however and was negatively impacted by $1.4 million of increased costs and inefficiencies associated with the Thompson/Center or TC consolidation.
Gross margins for the full fiscal year were 29.5%, down from 32.4% last year. Without the TC consolidation gross margins for the full year would’ve been just over 30%.
Gross margins for the year were also impacted by the price repositioning strategy rolled out in the third quarter as well as by reduced volumes occurring in the early part of the year as a result of the end of the surge. Fourth-quarter operating expense totaled $28.4 million or 25.4% of sales versus operating expenses of $23.7 million or 22.8% of sales last year.
The increase occurred as a result of several items including higher legal costs, higher costs in the sale and management support functions in the Security Solutions Division including some severance costs and higher advertising costs. Other fourth-quarter operating expenses included $1.7 million for ongoing DOJ and SEC investigation costs.
During the year we incurred $90.5 million of non-cash impairment charges relating to the intangible and goodwill assets associated with the acquisition of the USR. Not including that impairment, our operating expenses for the year were $105.8 million versus $89.1 million in the prior year.
Significant increases include a full year of Security Solutions operating expense compared to a nine-month period last fiscal year, an increase in operating expenses in our Security Solutions Division designed to stabilize the business, enhance controls over estimating and contract execution and increase sales; an increase in fees and costs associated with the DOJ and SEC investigations and severance costs related to ongoing restructuring in both divisions.
GAAP net income for the fourth quarter was $1.1 million or $0.02 per share compared with net income of $2.7 million or $0.04 per share last year. Excluding the TC consolidation and the DOJ and SEC investigation costs as nonrecurring items, the EPS would have been $0.06.
If Security Solutions were also excluded, EPS for the quarter would have been $0.13. For the full fiscal year without the impairments and US earnout adjustments, net income was $2 million or $0.03 per share versus $0.38 per share in 2010.
Non-GAAP adjusted EBITDAS for the quarter was $12.9 million compared with $15 million last year. I would note that the adjusted EBITDAS in the recent third quarter was $2.5 million so we saw a strong improvement in this metric.
Adjusted EBITDAS for the year was $36.7 million versus $61.3 million last year. This reduction occurred primarily because of lower gross margins in Firearms and the increased operating expenses in both divisions. Most the difference came early in the fiscal year as production slowed in conjunction with the end of the surge.
Capital expenditures for the fiscal year were $20.4 million compared with $16.8 million last year. Last December in conjunction with the TC consolidation, we were granted state tax incentives of $4.4 million if we added $11 million of equipment by the end of the fiscal year.
Therefore we pulled forward some CapEx from fiscal 2012 into fiscal 2011 resulting in $13.5 million of capital spending in the fourth quarter. At the end of the fourth quarter, we had $81.3 million in working capital and no borrowings under our $120 million credit facility. Our cash balance was $58.3 million, an increase of $25.7 million from the end of Q3.
Cash in the fourth quarter was positively impacted by several factors including the absence of a quarterly excise tax payment. In addition our accounts payable increased by $19 million partly because most of our CapEx occurred at the end of the quarter and is still in accounts payable.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
In the fourth quarter we generated $25.5 million of free cash flow which we define as operating cash flow less capital expenditures compared with $3.7 million in 2010. The improvement was primarily related to a decrease in working capital requirements.
During the year, we rolled $50 million of our convertible notes into high-yield fixed term debt due in five years. That left only $30 million in convertible notes which we expect to be put to us this December and we have adequate resources to pay off those notes.
I would note that the two principal covenants in our $120 million unused credit facility are a leverage ratio and a fixed charge coverage ratio. In both instances the covenants provide us with ample headroom with regard to use of the line.
So now let me address our forward-looking financial guidance for the first quarter and for fiscal 2012. For the first quarter we expect total revenue of between 92 million and $95 million.
Sales in our Firearm Division are anticipated to be between 86 million and $89 million which would be a year over year increase of 10 to 14%. Our Security Solutions Division would contribute the balance.
Although we continue to operate the firearms business at full capacity, we anticipate a sequential reduction in revenue in the first quarter for several reasons. First we will have less finished goods inventory from which to draw.
Second the Thompson/Center consolidation is expected to have a short-term impact in the phasing of shipments. Total Company gross margins for the first quarter are anticipated to be between 28% and 29% inclusive of the expenses relating to the TC consolidation.
We expect operating expenses in the quarter to be around 28%. We expect a reduction in cash during the first quarter as we address working capital needs including building the inventory and paying down our accounts payable relating to capital expenditures in the fourth quarter.
Cash will also be impacted by our CapEx for 2012 which is expected to be front loaded. For the full year, we expect total sales of between 420 million and $440 million. Revenue will be down or flat for Security Solutions but is expected to grow 11 to 13% in our Firearms business.
Total Company gross profit margin for the year is anticipated to be about 30% including expenses related to the TC consolidation and including ongoing gross margin pressure in Security Solutions. Operating expenses are estimated at 25% which would include continued DOJ and SEC investigation costs. Taxes are estimated at a rate of 42%. And with that, I will now turn the call back over to Mike.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Thanks, Jeff. Our strategy for growth at Smith & Wesson is centered on building our firearms business in the consumer and professional channels while expanding beyond firearms into the large security market.
We aim to achieve this by developing new products and expanding our product portfolio, entering new markets and expanding our presence in existing markets, enhancing our productivity, flexibility and production capacity, capitalizing on the Smith & Wesson brand name and increasing customer satisfaction and loyalty. With that, I’ll open up a call up to questions from our analysts. Operator?

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
QUESTIONS AND ANSWERS
Operator
(Operator Instructions) Cai von Rumohr, Cowen and Company.
Cai von Rumohr — Cowen and Company — Analyst
So impressive build in the backlog. You know, how come — you know that’s I think a record backlog. And I know you mentioned that it’s likely the guys can kind of pull out, but is it possible the first quarter could be — I mean if people wanted more, could you ship more? Because it looks like the demand would be there to kind of do it in the gun side.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
I’m going to let James answer that about the demand, but that’s actually not the largest backlog, Cai. If my memory serves me correct, early in the surge, again for the second quarter, I mean we were up to $268 million or $270 million, something like that. We do think this is a little different. So I’ll let James talk a little bit about it.
James Debney — Smith & Wesson Holding Corp — President, Firearms Division
Sure, I mean that’s really — shipping volume is dependent upon our ability to produce. So we are capacity constrained when you think about it like that.
And obviously as you said earlier, we don’t have the necessary finished goods inventory now to draw upon whereas we did before in Q4 of the last fiscal year. So our decrease sequentially will be about — we believe about $15 million and as I said, we don’t — we drew last quarter on finished goods inventory of $12 million.
As I just want to stress as well, we do as I said earlier and commented, we do continue to invest in capacity. And as I said, we invested a total of $10 million and you will see the benefit of that in the second half of the year. And we must always remember that there is some seasonality to the business and we do tend to have our largest — we know we have our largest quarter is Q4 of any fiscal year.
Cai von Rumohr — Cowen and Company — Analyst
Terrific and maybe to follow up, where do you expect CapEx to be in fiscal 2012 and walk us through kind of how the capacity comes out?
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Jeff, do you want to —?
Jeff Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer
Sure, so our CapEx expectations are around $15 million. As James mentioned, we’re spending a significant portion of that in the first six months but the capacity is really coming on in the second six months. So if you’re looking for revenue ramp, you can expect that it’s more towards — it’s more in this third and fourth quarter.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call

Cai von Rumohr — Cowen and Company — Analyst
Got it. And then Security Solutions, the drop to $6 million just as the gun business looks great; that looks just very, very, very weak. And when you say flat down to the year, I mean you know the run rate is going to be down like 50%. So give us some color in terms of why it’s down so much in the first quarter. And when you say flat to down for the year, maybe give us some parameters?
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Barry, you want to answer that?
Barry Willingham — Smith & Wesson Holding Corp — President, USR Perimeter Security Division
Yes, sure. The long-term look on this — in the past couple of quarters we had a pretty strong competitive environment that restrained purchase orders for the Company and also the budget cuts actually negated some of the orders we clearly anticipated and actually that were already on the table.
That created a situation because of the revenue — the way we take revenue. It created a lower period currently and in the near short-term. But because orders are picking up, as you noticed the backlog did go up slightly and the pattern seems to be continuing there.
So we have the opportunity to continue our forecasting as we have now and reach the goals that we have set up before us, even though we had a little bit of a rough period in the past couple of quarters.
Cai von Rumohr — Cowen and Company — Analyst
Was the continuing resolution a big issue that made this quarter particularly difficult? And then sort of what sort of pattern — because normally as I recall, the April quarter tends to be seasonally weaker. How should we kind of expect this to go in this (multiple speakers)
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Well one of the things, Cai, that affects this business, if you remember, last fall we did not see nor did anybody see the orders from the military and from the government at the end of the fiscal year that everyone had anticipated and we don’t think we are going to see the same scenario this year that we saw last year based on what the guys are hearing from the guys in the military. Barry?
Barry Willingham — Smith & Wesson Holding Corp — President, USR Perimeter Security Division
The different sources are saying that there’s money to be allocated against I guess during the [years spent] which was down significantly last year. There’s a lot of factors that go into that but I believe you mentioned something about the continuing resolution. What specifically were you referring to there?
Cai von Rumohr — Cowen and Company — Analyst
The fact that the fiscal 2011 budget (multiple speakers)

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
Barry Willingham — Smith & Wesson Holding Corp — President, USR Perimeter Security Division
There’s other factors involved. But yes, it did certainly have some constraint regarding projects that were going to be funded and we are seeing that not only at the federal level but also at the state level where some of the budget for the state level has affected projects that were in progress or in the immediate term (multiple speakers) delayed or canceled.
Cai von Rumohr — Cowen and Company — Analyst
Last question, maybe update us on the status of the FCPA investigation and kind of what you expect the legal expenses to be. You mentioned that they’re going to be in there but like how much? What’s the range of what they might be for fiscal 2012?
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Let me explain what I can say. Obviously we don’t speak much about this. It’s been going on for about a year and a half now, Cai.
Let me reiterate our Company has not been indicted. We have fully cooperated with the DOJ and the SEC. The timing is really in their hands as to when we can bring this to a resolve but we have done everything we needed to do.
So the investigation that we did we had an outside company come in and do within our own Company. That is done. We have got that piece done. But it’s kind of in their hands as far as timing.
Jeff Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer
Cai, as far as costs, you will note that our costs this quarter were down. Like from the last two quarters, we had been at about a $1 million run rate. Now we’re down to more like between 6 and 8, something along those lines, that $600,000 to $800,000. (multiple speakers)
Mike Golden — Smith & Wesson Holding Corp — CEO and President
It was $1 million a month.
Jeff Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer
It was $1 million through quarter two and quarter three. Now it’s down to about $600,000 to $800,000 per month. And as Mike said, because we really can’t speculate as to when it’s done, the reduction has occurred because of — the internal investigation is done. What I’ve done in providing guidance is assumed it’s going to kind of continue at the fourth-quarter run rates going forward.
Cai von Rumohr — Cowen and Company — Analyst
Ok, but usually it’s over when they stop asking for more documents. Are they asking for fewer documents now?
Mike Golden — Smith & Wesson Holding Corp — CEO and President
We don’t — we would love for it to be over. We don’t know when it’s going to be over, so that’s why we — as we did our guidance, we assumed that it will go at the same rate through the year. Hopefully it won’t.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
Cai von Rumohr — Cowen and Company — Analyst
Okay, great, thank you.
Operator
Reed Anderson, D.A. Davidson.
Reed Anderson — D.A. Davidson & Co. — Analyst
Couple of things. (inaudible) on the top line in sales, you might just give a strategic repricing of those initiatives around kind of repricing some product etc. Is that essentially done? It’s obviously worked. Are you contemplating other things? Just some comparative update on that.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
You know what? I’m going to let James talk to that. It’s (inaudible) his division.
James Debney — Smith & Wesson Holding Corp — President, Firearms Division
Yes, the component of an overall go to market strategy — a strong component of that was that the price repositioning. That is complete so that is bedding in and we’re very encouraged by what we see in terms of the results. For example over half of our backlog at the end of the fiscal year was in products that have been price repositioned.
Reed Anderson — D.A. Davidson & Co. — Analyst
And so then from that, could you safely conclude that you are not contemplating additional exchanges or tweaks and you feel like you’re done?
James Debney — Smith & Wesson Holding Corp — President, Firearms Division
No, we’re not. We made a step change, that’s it.
Unidentified Company Representative
I think one of the important things as what James said and you referred to is it appears to us to have worked.
Reed Anderson — D.A. Davidson & Co. — Analyst
Yes, I think that’s very obvious. I think also the other question I had on sales was the logistical side makes sense. You had a great quarter there and that’s kind of what we were expecting. The tactical, that was a big positive surprise and maybe my compass is off on that but clearly has the new product driving that.
To what extent are those types of gains sustainable? I know you don’t want to get too granular. But it seems like that’s coming back, that business is coming back for you. Just some color on that please.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
Mike Golden — Smith & Wesson Holding Corp — CEO and President
You know what? Reed, if you remember at the (inaudible) show, we should you the M&P15 sport which we started shipping in the quarter and we thought the response was going to be pretty good to that. James, do you have any thoughts on the marketplace?
James Debney — Smith & Wesson Holding Corp — President, Firearms Division
Yes, we launched the M&P15 sport, so a tactical rifle. It was one of the many products obviously we launched at the SHOT show. We’re very pleased with how the sport is being received.
Dealers are coming to us directly. I met with several dealers last week; that they just can’t get enough of them, that are actually flying off the shelves. So, we’re very encouraged and we look forward to future success there.
Reed Anderson — D.A. Davidson & Co. — Analyst
Good, that’s great. Then on the margin side, the overall gross margins were a little bit better than I was thinking.
But when I look at it by segment, I was surprised to see — and I’m sure there’s a lot of puts and takes there — but year over year it looked like actually the security business was up and that the firearms business was down. And I guess again not wanting to get too granular but at what point do we start to see the firearms margin start to get better? Where is that in this year? Because I’ve got to believe it’s coming pretty soon.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
James?
James Debney — Smith & Wesson Holding Corp — President, Firearms Division
Yes, sure. I mean really we have to remember at the moment we’re in the midst of consolidating TCA into our Springfield facility. Once that is complete which as I said earlier it should be complete by November, then — and really before that point as well, you will see an improvement in gross margin. That is our belief. (multiple speakers) part of it.
We’ve also you know — went vertical last year and you would have some economic increase in terms of labor and materials as well with no corresponding price increase. Obviously we took a very strategic approach to what we do with pricing in the marketplace and we continue to analyze what our pricing should be and constantly monitor it. But as I said earlier, we don’t believe that we’re going to make any further price repositionings to that degree.
Unidentified Company Representative
And, Reed, remember when you look at the full year that the first half of the year was indexing against the surge the year before but it went through about the first half of the year before last year. So you had some abnormal situations there. But the — if you remember back when we announced the TC relocation, we said we expect to see positive impacts on both the TC gross margin and on the Smith & Wesson gross margin.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
Reed Anderson — D.A. Davidson & Co. — Analyst
That’s very helpful, guys, thanks a lot.
Operator
Lisa Brozewicz, KeyBanc Capital Markets.
Lisa Brozewicz — KeyBanc Capital Markets — Analyst
I apologize if I missed this, but what was the impact for the quarter of the Thompson consolidation?
Jeff Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer
The impact was about $1.6 million.
Lisa Brozewicz — KeyBanc Capital Markets — Analyst
Okay, great. And then when you think about the USR business, has your thinking changed about what the obtainable gross margin would be over the long term?
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Well, the Smith & Wesson Security Solutions business, we officially changed the name of that in April. But, Barry, you want to talk a little bit about it?
Barry Willingham — Smith & Wesson Holding Corp — President, USR Perimeter Security Division
As far as the change in gross margin, there’s several things that affected that. We’ve had an awful lot of improvements in our estimated capacity and our ability to manage and control the projects on the execution side and that’s one of the most challenging pieces of any construction activity.
So what we’ve done is those improvements are yielding a very, very tight consistency with the estimates and we’re actually showing improvements as we execute the project. So that’s a very positive thing going forward because that’s something that’s sustainable that we can continue to improve upon it.
Lisa Brozewicz — KeyBanc Capital Markets — Analyst
Okay, great, thank you.
Operator
Jim Barrett, CL King and Associates.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
Jim Barrett — CL King & Associates — Analyst
Mika, I thought you mentioned the hiring of an executive with experience in lean manufacturing. Can you tell us where he or she came from, what his accomplishments were to cause you to hire that person?
Mike Golden — Smith & Wesson Holding Corp — CEO and President
I’m going to let James — he works in James’ organization. I don’t think we should give the company he came from. Maybe you could talk a little bit about his background.
James Debney — Smith & Wesson Holding Corp — President, Firearms Division
Yes, just all I really want to say is — I’ll give you his name. The individual is called Francis.
He is a seasoned executive when it comes to lean. He has many accomplishments in his background.
He comes from a plant floor environment which is ideal for us. He has a background simply in precision cutting of metal which makes him an ideal match for us.
And just an overall he has experience in Fortune 100 companies let’s say. He also has a period of his career in consultancy background.
So he really does know how to come in understand the big picture first and get down into the nitty-gritty detail and make some step changes.
Jim Barrett — CL King & Associates — Analyst
Okay, good. And, James, though you may have touched upon it, do you believe Smith & Wesson is currently growing faster than the firearms industry at this point? How should we look at the Company’s overall sales growth both in the quarter as well as what you’re expecting for the current fiscal year?
Mike Golden — Smith & Wesson Holding Corp — CEO and President
What I find interesting, Jim, is if you look at the mix data — and we all that know that is not perfect, right?
Jim Barrett — CL King & Associates — Analyst
And its units.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
And its units. But that was up in the quarter 15%, so 15% more units were sold in the quarter. For Smith & Wesson, for our Company, we sold 34.5% more units than we did in the same period last year.
And you do channel checks and you know what the inventory situation is like out at retail. So it’s kind of hard to say definitively but that’s a metric that we look at. James, do you have anything else (multiple speakers)

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
James Debney — Smith & Wesson Holding Corp — President, Firearms Division
(multiple speakers) comment and Mike just reinforced as well, we share 34.5% higher in terms of units than last year and adjusted mix is only up 15%. I think that’s a really encouraging indicator.
And we also monitor channel inventory as well with key distributors and we’re not seeing that inventory increase either. That’s a really good thing.
So we know the inventory is flowing through to the retailers and discussions with dealers — and I spent time with about 50 dealers last week and they are saying that they are still having very good levels of business as well. So I think it’s all encouraging.
We also have a structured data capture that we do in terms of unit sales from independent dealers as well. That’s orchestrated by a third party and that shows us encouraging results as well.
So I’d have to say we believe that we are growing faster than the industry is growing in certain product categories. Obviously we’ve launched new products such as the M&P15 sport or even where the trend for concealed carry is still strong for the BODYGUARD 380 or just our classic 1911 E series family are just all doing really, really well.
Jim Barrett — CL King & Associates — Analyst
It certainly looks that way, and thank you. Mike, finally, can you give us any sense based upon the restructuring and progress at Security Systems what sales level would represent an approximate breakeven from an operating income perspective?
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Jeff, you want to —?
Jeff Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer
It’s probably around $13 million to $15 million.
Jim Barrett — CL King & Associates — Analyst
Per quarter?
Jeff Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer
Per quarter, yes.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Given the current overhead level that’s down there obviously.
Jim Barrett — CL King & Associates — Analyst
Okay, well thanks all of you.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Jim, one last thing on that is we’ve made some changes down there reacting to the market environment. We’re watching the market environment carefully to make sure we react how we have to react.
Operator
(Operator Instructions) Bret Jordan, Avondale Partners.
David Kelly — Avondale Partners — Analyst
This is David Kelly in for Bret. Just a couple quick questions for you.
Going back to the TC consolidation and its effects on the gross margin going forward, I know you mentioned that should be completed by September. Should we expect similar impacts on gross margin that we’ve seen the past couple of quarters until September?
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Well it will actually be done by November.
Jeff Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer
The answer is yes. I think the gross margin impact may even be a little bit larger in the first quarter because this is kind of I would call the peak of the move, the biggest — most action going on right now in terms of the move. So I think the next two quarters it’s going to be at roughly the same levels, if not a little bit higher in Q1.
David Kelly — Avondale Partners — Analyst
Okay, thank you. Just one more question with the TC consolidation. If you could just provide some color on that consolidation’s effect on production rates that you’ve seen the last quarter and possibly going forward as you’ve seen this increase in demand in firearm sales.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
James, can you speak to that? (inaudible) the impact of the process of the relocation while we’re doing it on production?
David Kelly — Avondale Partners — Analyst
Yes, that’s correct.
James Debney — Smith & Wesson Holding Corp — President, Firearms Division
Yes, sure, I mean obviously that has been an impact in terms of we’ve been running certain product categories off inventory for certain components which during a move of this magnitude will always slow you down in terms of shipments and that has changed the phasing of some of our shipments just pushing them further out.

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FINAL TRANSCRIPT
Jun. 30. 2011 / 9:00PM, SWHC — Q4 2011 Smith & Wesson Holding Corp Earnings Conference Call
But as I said before, everything is on plan. We’re still on budget etc. but yes there is an impact and it was an expected impact and you will always get some inefficiencies as you go through and basically train a new workforce. So that’s to be expected and as anticipated as well.
But during the quarter, great strides were made in both terms of recruiting new people and training those people. And I have to say that we’ve been very pleased with the performance during the quarter.
David Kelly — Avondale Partners — Analyst
Great, thank you. And I believe all of my other questions have been answered, so thank you guys.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Great, thank you.
Operator
There are no further questions at this time. I will now turn the call back over to management.
Mike Golden — Smith & Wesson Holding Corp — CEO and President
Thank you, operator. In closing, thanks to all of our employees. A special thanks to those employees and their families who are serving in the National Guard and Army Reserve. We appreciate your service. Thank you everyone for joining us today and we’ll see you next quarter.
Operator
Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect. Have a great day.
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